UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2012

                           SW China Imports, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-173873 (Commission File Number)	45-0704149 (I.R.S. Employer Identification Number)

    15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855

 (Address of principal executive offices and zip code)

            Tel: (240) 477-7738, Fax: (240) 715-9116

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 8.01

Other Events

On November 27, 2012, SW China Imports, Inc. (“Registrant”) mutually rescinded its Service Agreement with Arctic Eyes, LLC and subsequently cancelled 5,000,000 restricted shares of its common stock, $0.0001 par value.  These shares have been returned to the Company’s treasury.

On November 27, 2012, M Stock, LLC opted to convert its promissory note to us into shares of our common stock at the predetermined conversion rate of $0.02 a share.  We issued M Stock, LLC 1,007,500 shares of our common stock and retired the promissory note outstanding to them in the amount of $20,150, inclusive of principal and accrued interest.

On November 27, 2012, we issued 227,800,000 and 8,200,000 shares of common stock, $0.0001 par value, to Seon Won and Jae Hwang, respectively, in consideration of their services to us as current and former officers and directors.  We valued these shares at $35,400,000, or $0.15 a share, which was the closing price of our common stock as quoted on the OTC Bulletin Board on the same day.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of Mr. Won’s and Mr. Hwang’s relationships with us, each had access to all relevant information relating to our business and represented that they each had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On November 27, 2012, we issued an aggregate of 156,422,500 shares of common stock to the following outside consultants:

Consultant’s Name	Number of Common Shares Issued

Ben Bailey	39,000,000
John Ki	39,000,000
M Stocks, LLC	37,992,500
Taurus Financial Partners, LLC	19,500,000
Jimmy Ahn	15,000,000
Jason D. Brenner	4,930,000
Osmar E. Chanquin	1,000,000

We valued these shares at $23,463,375, or $0.15 a share, which was the closing price of our common stock as quoted on the OTC Bulletin Board on the same day.  In connection with these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of their relationships with us, each consultant had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

As of November 28, 2012, the Registrant had 500,000,000 shares of its common stock issued and outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SW CHINA IMPORTS, INC.

Dated: November 28, 2012

By:

/s/ Seon Won

Seon Won

President and Chief Executive Officer

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